Exhibit 99.1

FIRST AMENDMENT TO THE SERIES B WARRANT

OF DELCATH SYSTEMS, INC.

This First Amendment to the Series B Warrant of Delcath Systems, Inc. (this “Amendment”) is made and effective as of November     , 2015 (the “Amendment Effective Date”) by and among Delcath Systems, Inc., a Delaware corporation (the “Company”), and                              (the “Holder”), and amends that certain Series B Warrant of Delcath Systems, Inc. issued July 21, 2015 pursuant to which Holder is entitled to purchase from Company, on the terms thereof, up to a total of                      Units, with each Unit consisting of (i) one share of common stock, $0.01 par value of the Company and (ii) 0.75 of one Series A Warrant to purchase one share of common stock, $0.01 par value of the Company (the “Warrant”). Capitalized terms used and not otherwise defined herein shall have such meanings as set forth in the Warrant.

RECITALS:

WHEREAS, Company previously issued the Warrant to the Holder; and

WHEREAS, pursuant to Section 15(a) of the Warrant, Company and Holder desire to amend the Warrant so as to extend the Expiration Date under the Warrant.

NOW THEREFORE, for value received, the parties hereto, intending to be legally bound, agree that the Warrant is hereby amended as follows:

AGREEMENT:

1. Amendment to Warrant

(a) The definition of “Expiration Date” in the introduction of the Warrant is hereby amended and restated to be “5:00 P.M., New York City time, on January 29, 2016”.

2. Effectiveness; Interpretation. This Amendment shall be effective as of the Amendment Effective Date. Except as amended hereby, all other terms and conditions of the Warrant shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall be deemed to be one and the same Amendment. A signed copy of this Amendment delivered by facsimile or other means of electric transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

4. Governing Law. This Amendment and all rights arising hereunder shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of N or any other jurisdiction) that would cause the application of laws of any jurisdiction of any jurisdiction other than those of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Series B Warrant of Delcath Systems, Inc., effective as of the Amendment Effective Date.

COMPANY:

DELCATH SYSTEMS, INC.

By:
Name:	Barbra C. Keck
Title:	Senior Vice President, Finance

HOLDER:

By:
Name:
Title: